                                                                      EXHIBITS 5
                                                                        AND 23.1



                                February 29, 2000

Mail.com, Inc.
11 Broadway, Suite 600
New York, NY  10004

          Re: Registration Statement on Form S-8 of Mail.com, Inc. Relating to the Issuance of Shares of Class A Common Stock Pursuant to the Mail.com, Inc. NetMoves 1990 Stock Option Plan, the Mail.com, Inc. NetMoves 1996 Stock Option/Stock Issuance Plan and the Mail.com, Inc. NetMoves 2000 Stock Option Plan (the "Plans").

Ladies and Gentlemen:

         I have acted as counsel to Mail.com, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 1,564,413 shares (the "Shares") of the Company's Class A Common Stock, par value $0.01 per share, to be issued pursuant to the provisions of the above-referenced Plans. I have examined such records, documents, statutes and decisions as I have deemed relevant in rendering this opinion.

         I am of the opinion that when:

                  (a) the applicable provisions of the Act and of State securities or blue sky laws shall have been complied with, and

                  (b) the Company's Board of Directors shall have duly authorized the issuance of such Shares, and

                  (c) the Shares shall have been duly issued and paid for in an amount not less than par value of $0.01 per share,

the Shares will be legally issued, fully paid and non-assessable.

I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ David Ambrosia, Esq.
                                        ------------------------
                                        David Ambrosia, Esq.